SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported) August 19, 2002

SIMTEK CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-19027 (Commission File Number)	84-1057605 (I.R.S. Employer Identification No.)

4250 Buckingham Dr. #100

Colorado Springs, Colorado 80907

(719) 531-9444

Item 5: Other Information:  Press Release "Simtek Announces Second Quarter 2002 Financial Results"

SIMTEK ANNOUNCES SECOND QUARTER 2002

FINANCIAL RESULTS

COLORADO SPRINGS, Colorado - August 13, 2002 - Simtek Corporation (OTC BB: SRAM), provider of high performance nonvolatile memory and logic integrated circuits, announced financial results for the second quarter ending June 30, 2002.

The Company posted net revenue of $7,524,000 for the first six months of 2002 down from $9,064,000 for the comparable period of 2001. The Company posted net revenue of $3,550,000 for the second quarter 2002 down from $4,733,000 for the comparable period of 2001.

Net losses for the the first six months of 2002 were $667,366 compared to $561,685 for the same period in 2001. Net losses for the second quarter 2002 were $411,738, up from a loss of $47,122 in the same quarter of 2001.

"Gross profit margins for Simtek's semiconductor product sales improved by approximately 6% during the first half of 2002 compared with the previous year, reflecting strong production cost reductions, even while enduring market pressures that resulted in decreased selling prices along with a decline in overall market demand," stated Douglas Mitchell, Simtek's president and CEO. "We have seen relative strength in sales of industrial and military grade components as well as our government research and development activities."

Mitchell continued, "It remains unclear just when the overall market will experience strong growth, but we remain optimistic with new programs actively in development for scheduled production ramps within the next 6 to 9 months. Our focus on new product developments, including our 3 volt and 1 Mbit 0.25 micron product developments remain on track to take full advantage of the imminent market recovery. We are committed to working through the soft market conditions by maintaining our strong customer relationships and investing in new product developments."

Simtek has implemented a feature for interested parties to join a database that will be used to directly e-mail press releases. Access Simtek's Web page at http://www.simtek.com/simtek-financ.html to be added to the list.

FINANCIAL RESULTS

                                                                  Three Months Ended June 30,             Six Months Ended June 30,
                                                                    2002               2001                 2002             2001

NET SALES.................................................   $     3,550,433     $   4,732,759         $   7,523,734     $  9,064,480

     Cost of  sales.......................................         2,062,433         3,057,009             4,617,150        6,153,564

GROSS MARGIN..............................................         1,488,000         1,675,750             2,906,584        2,910,916

OPERATING EXPENSES:
     Design, research and development.....................         1,276,744           746,078             2,270,118        1,406,151
     Administrative.......................................           185,176           330,706               393,396          778,999
     Marketing............................................           434,583           403,663               905,516          820,515
     Investor relations...................................                 -           257,800                   -            515,600

         Total Operating Expenses.........................         1,896,503         1,738,247             3,569,030        3,521,265

NET LOSS FROM OPERATIONS..................................          (408,503)          (62,497)             (662,446)        (610,349)

OTHER INCOME (EXPENSE):
     Interest income......................................             7,344            20,010                14,607           54,907
     Interest expense.....................................           (10,498)           (4,817)              (18,985)          (9,354)
     Other income (expense), net..........................               (81)              182                  (542)           3,111

         Total other income (expense).....................            (3,235)           15,375                (4,920)          48,664

NET LOSS BEFORE TAXES.....................................          (411,738)          (47,122)             (667,366)        (561,685)

     Provision for income taxes...........................                -                 -                     -                -

NET LOSS ................................................    $      (411,738)    $     (47,122)        $    (667,366)    $   (561,685)
                                                                   =========         =========             =========        =========

NET LOSS PER COMMON SHARE:
     Basic and diluted EPS................................   $          (.01)  $            *          $        (.01)    $       (.01)
                                                                   =========         =========             =========        =========

WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING:
     Basic and diluted....................................        54,159,383        53,668,168            54,114,604       53,668,168

* Less Than $.01 per share

Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories and cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

August 19, 2002

SIMTEK CORPORATION

 By: /s/ Douglas Mitchell

DOUGLAS MITCHELL

Chief Executive Officer, President and Chief Financial Officer (acting)